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                                   Exhibit 11


                          BONE CARE INTERNATIONAL, INC.
                Statement Regarding Computation of Loss Per Share


                                             -----------------------------------
                                                       Three Months Ended
                                                   March 31,          March 31,
                                                     2002               2001
                                             ----------------------------------
Net loss                                     $   (1,780,628)     $   (2,221,316)
                                             ==================================
Weighted average number of common shares         14,124,449          13,929,414
                                             ==================================
Net loss per common share - basic            $        (0.13)     $        (0.16)
                                             ==================================
Net loss per common share - diluted          $        (0.13)     $        (0.16)
                                             ==================================



                                             -----------------------------------
                                                       Nine Months Ended
                                                   March 31,          March 31,
                                                     2002               2001
                                             -----------------------------------
Net loss                                     $   (5,170,730)     $   (6,639,797)
                                             ===================================
Weighted average number of common shares         14,061,066          12,532,412
                                             ===================================
Net loss per common share - basic            $        (0.37)     $        (0.53)
                                             ===================================
Net loss per common share - diluted          $        (0.37)     $        (0.53)
                                             ===================================